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                                                                     Exhibit 3.2






                               ROADWAY CORPORATION

                              AMENDED AND RESTATED

                                     BY-LAWS

                              ROADWAY CORPORATION

                              AMENDED AND RESTATED

                                     BY-LAWS

                                Table of Contents
                                -----------------

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                                                                                                              Page
                                                                                                              ----
ARTICLE I             STOCKHOLDERS' MEETINGS
         Section 1.        Annual Meeting........................................................................1
         Section 2.        Special Meetings......................................................................1
         Section 3.        Notice of Meetings....................................................................1
         Section 4.        Notice of Stockholder Business........................................................1
         Section 5.        Inspectors; Opening and Closing the Polls.............................................2
         Section 6.        Quorum; Adjournment...................................................................2
         Section 7.        Voting................................................................................2
         Section 8.        Confidential Voting...................................................................3
         Section 9.        Approval and Ratification of Acts of Officers and Board...............................3
         Section 10.       Order of Business.....................................................................3
         Section 11.       Place of Meeting......................................................................3

ARTICLE II            NOMINATION OF DIRECTOR CANDIDATES

         Section 1.        Notification of Nominees..............................................................4
         Section 2.        Substitution of Nominees..............................................................4
         Section 3.        Compliance with Procedures............................................................4

ARTICLE III           BOARD OF DIRECTORS

         Section 1.        Number, Powers and Responsibilities...................................................5
         Section 2.        Election of Directors; Vacancies......................................................5
         Section 3.        Removal; Resignations.................................................................5
         Section 4.        Meetings..............................................................................6
         Section 5.        Quorum; Adjournment...................................................................6
         Section 6.        Committees............................................................................6
         Section 7.        Compensation of Directors.............................................................6
         Section 8.        Rules.................................................................................7

ARTICLE IV            Officers

         Section 1.        Election and Designation of Officers..................................................7
         Section 2.        Term of Office; Vacancies.............................................................7
         Section 3.        Compensation of Officers..............................................................7
         Section 4.        Chairman of the Board of Directors....................................................7
         Section 5.        President.............................................................................7
         Section 6.        Vice Presidents.......................................................................7

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                                Table of Contents
                                -----------------
                                   (continued)

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
         Section 7.        Secretary.............................................................................8
         Section 8.        Treasurer.............................................................................8
         Section 9.        Controller............................................................................8
         Section 10.       Other Officers........................................................................8
         Section 11.       Authority and Duties..................................................................8

ARTICLE V             RECORD DATES
ARTICLE VI            EXECUTION OF DOCUMENTS
ARTICLE VII           CERTIFICATES FOR SHARES

         Section 1.        Forms of Certificates and Signatures..................................................9
         Section 2.        Classes of Stock......................................................................9
         Section 3.        Transfer of Shares....................................................................9
         Section 4.        Lost, Stolen, or Destroyed Certificates...............................................9
         Section 5.        Transfer Agents and Registrars........................................................9

ARTICLE VIII          GENERAL

         Section 1.        Fiscal Year..........................................................................10
         Section 2.        Corporate Seal.......................................................................10
         Section 3.        Amendments...........................................................................10











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                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                               ROADWAY CORPORATION

                                   ARTICLE I

                             STOCKHOLDERS' MEETINGS

         Section 1. ANNUAL MEETING. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such business as may properly be brought before such meeting shall be held on such date and at such time as may be designated by the Board of Directors, or by the Chairman of the Board of Directors, and specified in the notice of the meeting.

         Section 2. SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation may be called only (i) by the Chairman of the Board of Directors or his duly authorized representative, and (ii) shall be called within ten days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the Whole Board. Any such resolution shall be sent to the Chairman of the Board of Directors and the Secretary of the Corporation shall state the purposes of the proposed meetings. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issue of such stock as filed pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"). Business transacted at any special meeting shall be limited to the purpose, stated in the notice.

         For purposes of these Amended and Restated By-Laws, the "Whole Board" is defined as the total number of Directors which the Corporation would have if there were no vacancies.

         Section 3. NOTICE OF MEETINGS. Not less than ten or more than sixty days before the date fixed for a meeting of stockholders, written notice stating the time, place, and purposes of such meeting such be given by or at the direction of the Secretary or an Assistant Secretary or any other person or persons required or permitted by these Amended and Restated By-Laws to give such notice. The notice shall be given by personal delivery or by mail to each stockholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of the said date; if mailed, the notice shall be addressed to the stockholders at their respective addresses as they appear on the records of the Corporation. Notice of the time, place and purposes of any meeting of stockholders may be waived in writing, either before or after the holding of such meeting, by any stockholder, which writing shall be filed with or entered upon the records of the meeting.

         Section 4. NOTICE OF STOCKHOLDER BUSINESS. Except as otherwise provided by law, at an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must have been either (a) specified in the written notice of the meeting (or any supplement thereto) given to the stockholders of record on the record date for such meeting by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (c) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereon, or a duly authorized proxy for such stockholder, in accordance with the following requirements. A notice referred to in clause (c) hereof must be addressed to the attention of the Secretary of the Corporation, delivered personally or mailed, and received at the principal executive office of the Corporation not less than thirty days prior to the first anniversary date of the initial notice referred to in clause (a) hereof of the previous year's annual meeting; provided, however, that such notice shall not be required to be given more than sixty days prior to the annual meeting of stockholders. Such notice referred to in clause (c) hereof shall set forth (i) a full description of each item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, and (iv) any material interest of the stockholder in such business. No business shall be brought before any annual meeting of stockholders of the Corporation otherwise than as provided in this Section.

         The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective item of business shall be disregarded.

         Section 5. INSPECTORS; OPENING AND CLOSING THE POLLS. The Board of Directors shall appoint inspectors of election to act as judges of the voting and to determine those entitled to vote in a stockholders' meeting, or any adjournment thereof, in advance of such meeting, but if the Board of Directors fails to make such appointments, or if an appointee fails to serve, the chairman of the meeting may appoint substitute inspectors. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

         The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting.

         Section 6. QUORUM; ADJOURNMENT. Except as may be otherwise provided by law or in a Preferred Stock Designation, at any meeting of the stockholders, the holders of shares entitling them to exercise not less than a majority of the voting power of the outstanding shares of the Corporation present in person or by proxy shall constitute a quorum for such meeting; provided, however, that the holders of a majority of the voting power of the shares represented threat, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

         Section 7. VOTING. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy appointed by a legally sufficient instrument. The person appointed as proxy need not be a stockholder. The chairman of the meeting shall






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determine whether the vote for Directors, the vote upon any questions set forth in the proxy statement for the meeting and the vote upon any other action of business shall be by written ballot.

         All questions, except the election of Directors or as otherwise provided in these Amended and Restated By-Laws, the Amended and Restated Certificate of Incorporation, a Preferred Stock Designation or the laws of the State of Delaware, shall be decided by a majority of vote of those present and voting, and, with respect to any election or question to be decided by any class of stock voting as a class, by a majority vote of those shares present or representative voting of that class. Except as otherwise provided by law or except as otherwise provided in these Amended and Restated By-Laws, the Amended and Restated Certificate of Incorporation or a Preferred Stock Designation shares that are present or represented but abstain from voting on a question shall not be deemed to have voted on such question.

         Section 8. CONFIDENTIAL VOTING. The Corporation's proxy ballot and voting process for shareholders' meetings shall provide the means by which shareholders may expressly elect to have their votes treated confidentially. The particular vote of such shareholder shall not be disclosed except (a) in the event of a proxy or consent solicitation in opposition to the Corporation; (b) if disclosure is necessary to meet legal requirements or where such information may be necessary to assist in the pursuit or defense of judicial action; (c) if the shareholder subsequently requests or permits disclosure of its vote; or (d) in the event the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes.

         Section 9. APPROVAL AND RATIFICATION OF ACTS OF OFFICERS AND BOARD. Except as otherwise provided by the Amended and Restated Certificate of Incorporation or by law, any contract, act or transaction, prospective or past, of the Corporation, or of the Board of Directors, or of the officers, may be approved or ratified at a meeting of the stockholders. Such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every stockholder of the Corporation.

         Section 10. ORDER OF BUSINESS. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, by ascertaining whether any stockholder or his proxy may be excluded from any stockholders' meeting based upon any determination by the chairman, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any stockholders' meeting.

         Section 11. PLACE OF MEETING. Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as the Board of Directors shall determine and shall be designated in the notice of said meeting.









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                                   ARTICLE II

                        NOMINATION OF DIRECTOR CANDIDATES

         Section 1. NOTIFICATION OF NOMINEES. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the action of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than 70 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by mail, press release or otherwise more than 30 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. Each such notice shall be set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.

         Section 2. SUBSTITUTION OF NOMINEES. In the event that a person is validly designated as a nominee in accordance with Section 1 above, and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, at or prior to the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 1 above had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

         Section 3. COMPLIANCE WITH PROCEDURES. If the chairman of the meeting for the election of Directors determines that a nomination or any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of Section 1 and 2 above, such nomination shall be void.








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                                  ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. NUMBER, POWERS AND RESPONSIBILITIES. Except as otherwise fixed by, or pursuant to, the provisions of Article Fourth of the Amended and Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than three persons.

         Except where the law, the Amended and Restated Certificate of Incorporation, or these Amended and Restated By-Laws require action to be authorized or taken by the stockholders, the powers of the Corporation shall be exercised, its business and affairs conducted and its property controlled, by the Directors.

         Section 2. ELECTION OF DIRECTORS; VACANCIES. The Directors shall be elected at each annual meeting of stockholders or at a special meeting called for the purpose of electing directors. At a meeting of stockholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election as Directors and the candidates receiving the greatest number of votes shall be elected.

         Except as otherwise fixed by or provided for or pursuant to the provisions of Article Fourth of the Amended and Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of the remaining Directors, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting a Board of Directors shall shorten the term of any incumbent Director.

         Section 3. REMOVAL; RESIGNATIONS. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only by the affirmative vote of the holders of 50 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class. For purposes of this paragraph of this Section 3 of this Article III, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in this first paragraph of this Section 3 of this Article III, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.






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         Any Director may resign at any time by a writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time as the Director may specify.

         Section 4. MEETINGS. Immediately after each annual meeting of the stockholders, the newly elected Directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. Other meetings of the Board of Directors may be held at any time within or without the State of Delaware in accordance with the rules, resolutions, or other action by the Board, or upon the call of the Chairman. Unless waived, a written notice shall be given to each Director at least three days prior to any such other meeting. Unless otherwise expressly stated in the notice thereof, any business may be transacted at any meeting of the Board of Directors.

         Section 5. QUORUM; ADJOURNMENT. Subject to the second paragraph of
Section 2 of this Article III, at all meetings of Directors a quorum of the Board of Directors shall consist of a majority of the directors then in office; provided that a majority of the Directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. At such meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a majority vote of those present.

         Section 6. COMMITTEES. The Board of Directors may from time to time create or appoint by a majority vote of the Whole Board (as defined in Section 2 of Article I) an Executive Committee, a Finance Committee, a combined Executive and Finance Committee, an Audit Committee, and any other committee or committees deemed advisable by the Board for the proper transaction of the Corporation's business. Any Executive or Finance Committee shall contain not less than two directors. All committee members shall serve at the pleasure of, and be subject at all times to the control and direction of, the Board. Any such committee shall have such authority as adheres to the committee by virtue of the provisions of this section or as may, form time to time, by lawfully delegated by the Board. Any person dealing with the Corporation shall be entitled to rely upon any act of, or authorization of an act by, such committees, to the same extent as an act or authorization of the Board of Directors. Unless otherwise ordered by the Board of Directors, any such committee may prescribe its own rules for calling and holding meetings, and for its own method of procedure may act by a majority of its members at a meeting or without a meeting by a writing or writing signed by all of its members, shall keep minutes of its proceedings and shall report its proceedings to the Board of Directors (when required or requested by a Director to do so). The Directors may appoint one or more alternate members of any such committee to take the place of any absent member or members at any meeting of such committee. Each such alternate shall serve at the pleasure of, and be subject at all times to the control and direction of, the Board of Directors.

         Section 7. COMPENSATION OF DIRECTORS. The Board of Directors may establish such reasonable compensation for, and reimbursement of the expenses of, Directors for attendance at meetings of the Board of Directors or committees, or for other services by Directors to the Corporation, as the Board may determine. Such compensation may be in





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

addition to that received by any Director or any member of a committee as an officer or employee or agent of the Corporation.

         Section 8. RULES. The Board may adopt rules for its own government, not inconsistent with law, the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. ELECTION AND DESIGNATION OF OFFICERS. The Board of Directors, at its organization meeting, may elect a Chairman of the Board of Directors and shall elect a President, a Secretary, a Treasurer, and, in its discretion, at any meeting of the Board of Directors, may elect one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers as the Board of Directors may deem necessary. The Chairman of the Board, if any, and the President shall be directors, but no one of the other officers need be a Director. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged, or verified by two or more officers.

         Section 2. TERM OF OFFICE; VACANCIES. The officers of the Corporation shall hold office until their successors are elected and qualified, except in case of resignation, death, or removal. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the Whole Board (as defined in Section 2 of Article I). Any vacancy in any office may be filled by the Board of Directors.

         Section 3. COMPENSATION OF OFFICERS. The Board of Directors shall have authority to fix the salaries of all officers as well as bonuses, commissions and other compensation that may be payable to them.

         Section 4. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if any, shall preside at all meetings of stockholders and of the Board of Directors and shall have such authority and perform such duties as the Board may determine.

         Section 5. PRESIDENT. Except for the meetings at which the Chairman of the Board of Directors, if any, presides in accordance with the preceding Section, the President shall preside at all meetings of stockholders and of the Board of Directors. Subject to the directions of the Board of Directors, he shall have general executive supervision over the property, business, and affairs of the Corporation.

         Section 6. VICE PRESIDENTS. In case of the absence or disability of the President, or when circumstances prevent the President from acting, the Executive Vice President of the Corporation, if any, shall perform all the duties and possess all the authority of the President until the Board of Directors shall either fill the vacancy or otherwise, in its full






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discretion, specifically provide with respect to the succession of all duties and responsibilities of the President.

         Section 7. SECRETARY. The Secretary shall keep the minutes of meetings of the stockholders and of the Board of Directors. He shall keep such books as may be required by the Board, and shall give notices of stockholders' meetings and of Board meetings required by law, or by these Amended and Restated By-Laws or otherwise.

         Section 8. TREASURER. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Corporation, and shall do with the same as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the directors.

         Section 9. CONTROLLER. The Controller shall exercise a general check upon the disbursement of funds of the Corporation and shall have general charge and supervision of the preparation of financial reports.

         Section 10. OTHER OFFICERS. The Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, if any, in addition to such authority and duties as the Board of Directors may determine, shall have such authority and perform such duties as may be directed by their respective principal officers.

         Section 11. AUTHORITY AND DUTIES. The officers shall have such authority and perform such duties, in addition to those specifically set forth in these Amended and Restated By-Laws, as the Board of Directors may determine. The Board of Directors is authorized to delegate the duties of any officer to any other officer and generally to the control the action of the officers and to require the performance of duties in addition to those mentioned herein.

                                   ARTICLE V

                                  RECORD DATES

         The Board of Directors shall have the right to fix a time, not more than sixty days nor less than ten days preceding the date of any meeting of stockholders, or not more than sixty days preceding the date fixed for the payment of any dividend or distribution, or not more than sixty days preceding the date for the allotment of rights among stockholders to purchase or to convert shares or other securities of the Corporation, subject to contract rights with respect thereto, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payments of any such dividend, distribution or allotment of rights, or to exercise the rights in respect to any purchase or conversion of shares or other securities, and in such cases, only the persons who are stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend, distribution, or allotment of rights or to exercise such rights for the conversion or purchase of shares or other securities, as the case may be, and the Board of Directors may close the share transfer books of the Corporation against transfer of shares during the whole or any part of such period. Notwithstanding the foregoing, the record date fixed by the Board of Directors shall not proceed the date upon which the resolution fixing such record date is adopted by the Board.

                                   ARTICLE VI

                             EXECUTION OF DOCUMENTS

         The Board of Directors is authorized to determine or provide the method of determining how all documents evidencing conveyances by or contracts or other obligations of the Corporation and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of or by the Corporation shall be signed, countersigned or endorsed.

                                  ARTICLE VII

                             CERTIFICATES FOR SHARES

         Section 1. FORMS OF CERTIFICATES AND SIGNATURES. Each holder of shares is entitled to one or more certificates, signed by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation which shall certify the number and class of shares held by him in the Corporation. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation whose manual or facsimile signature is affixed to such, certificate so countersigned ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

         Section 2. CLASSES OF STOCK. The designations, preferences and relative participating optional or other special rights of the various classes or stock or series thereof, and the qualifications, limitations or restrictions thereof, shall be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock, or in lieu thereof, such certificate shall set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.

         Section 3. TRANSFER OF SHARES. Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Corporation or its agents may reasonably require.

         Section 4. LOST, STOLEN, OR DESTROYED CERTIFICATES. Any executive officer of the Corporation may cause the Corporation to issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and such executive officer may, in his discretion, require the owner, or his legal representative, to give the Corporation a bond containing such terms as such executive officer may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.







                                       9
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         Section 5. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may
appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them. The Board of Directors shall have authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation.

                                  ARTICLE VIII

                                     GENERAL

         Section 1. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year, except as otherwise be determined from time to time by the Board of Directors.

         Section 2. CORPORATE SEAL. The seal of the Corporation shall be circular in form with the name of the Corporation and the words "Corporate Seal of Delaware" stamped across the center. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 3. AMENDMENTS. Subject to the provisions of the Amended and Restated Certificate of Incorporation and these Amended and Restated By-Laws, may be amended or repealed at any regular meeting of the stockholders or at any special meeting thereof called for that purpose by a majority vote of the shares represented and entitled to vote at such meeting provided that in such notice of such special meeting, notice of such purpose shall be given.

         Subject to the laws of the State of Delaware, the Amended and Restated Certificate of Incorporation and these Amended and Restated By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present, amend or repeal these Amended and Restated By-Laws or adopt such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.
















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